UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006 (December 22, 2006)

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52006	98-0221142
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)

Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On December 22, 2006, ICO North America, Inc. (the “Company”), certain of the Company’s subsidiaries, and The Bank of New York, as trustee, executed Supplemental Indenture #2 (the “Second Supplement”) to the Indenture dated as of August 15, 2005 governing the Company’s 7.5% Convertible Secured Notes due 2009.  The Second Supplement adds ICO Satellite North America Limited, a Cayman Islands company (“ICO Satellite”), as an unconditional guarantor of the obligations under the Indenture and the notes.  The Second Supplement became effective as of December 22, 2006.

ICO Satellite also executed a Collateral Trust Joinder, dated and effective as of December 22, 2006 (the “Collateral Trust Joinder”), joining ICO Satellite as a party to and obligor under the Collateral Trust Agreement, dated as of August 15, 2005, among the Company, ICO Global Communications (Holdings) Limited, the guarantors and lenders party thereto, and The Bank of New York, as collateral agent and indenture trustee.

The foregoing descriptions are qualified in their entirety by reference to the Second Supplement and the Collateral Trust Joinder, copies of which are included with this Current Report on Form 8-K as Exhibits 4.5 and 10.39, respectively, and which are hereby incorporated by reference.

Item 9.01           Financial Statements and Exhibits.

           (d) Exhibits.

Exhibit No.	Description
4.5	Supplemental Indenture #2, dated as of December 22, 2006, among ICO North America, Inc., ICO Satellite North America Limited, certain other subsidiaries, and The Bank of New York, as trustee.
10.39	Collateral Trust Joinder, dated as of December 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ J. Timothy Bryan
December 28, 2006		J. Timothy Bryan
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.5	Supplemental Indenture #2, dated as of December 22, 2006, among ICO North America, Inc., ICO Satellite North America Limited, certain other subsidiaries, and The Bank of New York, as trustee.
10.39	Collateral Trust Joinder, dated as of December 22, 2006.